The Prudential Investment Portfolios, Inc.
	JennisonDryden Asset Allocation Funds
            JennisonDryden Conservative Allocation Fund
		JennisonDryden Moderate Allocation Fund
		JennisonDryden Growth Allocation Fund
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102

            					November 11, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: The Prudential Investment Portfolios, Inc.
File No. 811-07343


Ladies and Gentlemen:
Enclosed please find the Annual Report on Form N-SAR for JennisonDryden Conservative Allocation Fund, JennisonDryden Moderate Allocation Fund and JennisonDryden Growth Allocation Fund, new series of The Prudential Investment Portfolios, Inc. for the fiscal period ended September 30, 2004.
The Form N-SAR was filed using the EDGAR system.

Very truly yours,
/s/ Lori E. Bostrom
Lori E. Bostrom
Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 11th day of November, 2004.

The Prudential Investment Portfolios, Inc.





Witness: /s/ Lori E. Bostrom		By:/s/ Grace C. Torres
               Lori E. Bostrom	  	Grace C. Torres
               Secretary			Treasurer





























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